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                                                                   EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Sunrise Medical Inc.

We consent to the incorporation by reference in the registration statement (333-44911) on Form S-4 of Sunrise Medical Inc. of our report dated August 13, 1997, related the financial statements of Sunrise Medical Inc., which report appears in the June 27, 1997 annual report on Form 10-K of Sunrise Medical Inc. and to the reference to our firm under the heading "Experts" in the related prospectus.

/s/ KPMG Peat Marwick LLP

Los Angeles, California
February 23, 1998